UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2009, Micromet, Inc. through its wholly owned subsidiary Micromet AG (“Micromet”) entered into a termination and license agreement (the “2009 Agreement”) with MedImmune, LLC (“MedImmune”) under which Micromet acquired MedImmune’s remaining option right to commercialize Micromet’s BiTE® antibody product candidate blinatumomab, also known as MT103, in North America.  The 2009 Agreement terminates the June 2003 collaboration and license agreement (the “2003 Agreement”) under which MedImmune had been granted the right to develop and commercialize blinatumomab and other BiTE antibodies for the treatment of hematological cancers in North America.

As previously disclosed in Micromet’s SEC filings, in March 2009, MedImmune had elected to end the clinical development of blinatumomab in North America, while continuing the development of the commercial manufacturing process at its cost. MedImmune also elected to commence the development of a new BiTE antibody for the treatment of hematological cancers under the terms of the 2003 Agreement. Further, MedImmune retained a one-time option to reacquire the commercialization rights to blinatumomab in North America at predefined terms upon the first marketing approval obtained by Micromet for blinatumomab in the United States.  As a result of the 2009 Agreement, Micromet now controls global rights to develop and commercialize blinatumomab, as well as any other BiTE antibodies binding to antigens relevant for hematological cancers that had been licensed to MedImmune under the 2003 Agreement.

Under the terms of the 2009 Agreement, MedImmune will sell to Micromet the remaining stock of blinatumomab clinical trial material and will transfer the manufacturing process for this product candidate to Micromet or its contract manufacturer.  Micromet will make an upfront payment of $6.5 million in installments through December 2010. In addition, MedImmune is eligible to receive up to an aggregate of $19 million from Micromet based upon the achievement of specified strategic and regulatory milestone events relating to blinatumomab in North America, and a low single-digit royalty based on net sales of blinatumomab in North America.

The termination of the 2003 Agreement regarding blinatumomab does not affect Micromet’s ongoing collaboration with MedImmune for the development of its BiTE antibody product candidate MT111 targeting carcinoembryonic antigen (CEA).

The foregoing description of the 2009 Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2009 Agreement.  The 2009 Agreement will be filed as an exhibit to Micromet’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2009, Micromet issued a press release announcing the entry into the 2009 Agreement and the termination of the 2003 Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: November 5, 2009	By:	/s/ Matthias Alder
	Name:	Matthias Alder
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 5, 2009.